Exhibit 99.1

Buckeye’s Second Quarter FY 2012 Results

2Q Net sales up 8% versus Year-Ago Quarter

Gross Margin of 24.0% up from 21.2% in Year Ago Quarter

Adjusted 2Q EPS of $0.69 compared to $0.50 in 2Q-FY11

Announced Closure of Cotton Linter Pulp Production Line in Americana, Brazil

Announced Sale of Non-Core King, N.C. Converting Business

MEMPHIS, Tenn.--(BUSINESS WIRE)--January 24, 2012--Buckeye Technologies Inc. (NYSE:BKI) today announced second quarter adjusted net income* of $27.9 million or $0.69 per share, which excludes after-tax non-cash asset impairment charges of $29.7 million, or $0.74 per share, related to the announced closure of the cotton linter pulp production line in Brazil and sale of our converting business in North Carolina, and income tax expense of $3.6 million or $0.09 per share related to cellulosic biofuel credits. Adjusted net income* rose 37% as compared to the prior year period’s $20.3 million, or $0.50 per share, which excluded after tax costs of $3.2 million, or $0.08 per share, from early extinguishment of debt, restructuring and accrued interest related to cellulosic biofuel credits.

Net sales of $227 million were up 8% versus last year’s second quarter sales of $210 million. Sales benefited from higher selling prices and increased specialty wood fibers shipment volume. The $0.19 increase in adjusted EPS*, compared to the prior year period, was driven by these same factors. The prior year quarter also benefited by $0.05 per share from the final insurance settlement related to June 2010 power outage at our Florida specialty wood pulp facility. Aside from higher cotton linter costs, which were up about 30% in North America over the year ago quarter, cost inflation for chemicals, transportation and other raw materials was modest with energy prices stable.

Comparing the second quarter to the first quarter of fiscal 2012, sales were down $13 million or 5%. Nonwovens shipment volume was down 10% due to seasonal weakness in Europe and lower North American volume. Specialty cotton shipment volume was also down 11% due to the winding down of operations at Americana and supply chain inventory adjustments in the LED TV end-markets. For specialty wood, shipment volume was up 2% but this was offset by the impact of lower fluff pulp prices. Adjusted Operating Income* was off $1.4 million due to lower shipment volume and reduced fluff pulp prices, although gross margin improved from 23.7% to 24.0% and selling, research and administrative expenses were down $1.0 million compared to the first quarter. Adjusted EPS* of $0.69 was down $0.05 compared to $0.74 in the first quarter due to lower operating income ($0.02), a higher tax rate ($0.02) and foreign exchange gain/loss ($0.01).

Chairman and Chief Executive Officer John B. Crowe said, “We were pleased with our second quarter fiscal 2012 financial results, which exceeded the expectations we shared during our last earnings call in October. The key drivers of year over year improvements continue to be strong markets and selling prices, better capacity utilization at our Memphis specialty cotton fibers plant, and benefits from our cost improvement initiatives.

“We continue to focus on generating free cash flow and returns on investment above our cost of capital which we did again in the quarter. One aspect of this focus is our restructuring efforts. In January, we announced the closure of our cotton linter pulp production line in Brazil and continued discussions with multiple parties for the potential sale of this facility. Also in January, we announced the sale of our non-core Merfin Systems converting business in North Carolina. These moves will allow us to redirect cash and management focus from under-performing or non-core businesses into strategic investment and growth opportunities. Key examples of that are our Foley energy project, which we expect to complete in the third quarter of fiscal year 2012, and the Foley specialty wood pulp expansion project, which is on track for completion at the end of calendar year 2012. Overall our business has good momentum.”

Buckeye has scheduled a conference call for Wednesday morning, January 25, at 11:00 a.m. ET to discuss second quarter performance. Persons interested in listening by telephone may dial in at (888) 287-5563 within the United States. International callers should dial (719) 325-2436. Supplemental material for the call will be available on the Company’s website at www.bkitech.com or at www.streetevents.com.

Buckeye, a leading manufacturer and marketer of specialty fibers and nonwoven materials, is headquartered in Memphis, Tennessee, USA. The Company currently operates facilities in the United States, Germany and Canada. Its products are sold worldwide to makers of consumer and industrial goods.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” generally can be identified by the use of forward-looking terminology such as “assumptions,” “target,” “guidance,” “outlook,” “plans,” “projection,” “may,” “will,” “would,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” or “continue” (or the negative or other derivatives of each of these terms or similar terminology). The “forward-looking statements” include, without limitation, statements regarding the economic outlook for Buckeye and the demand for its products, the results and timing of Buckeye’s strategic investments and growth opportunities and expected levels of cash flow and debt reduction. These statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in Buckeye’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission.

Note Regarding Non-GAAP Financial Measures

*This release includes certain financial information not derived in accordance with generally accepted accounting principles (“GAAP”). The non-GAAP measures presented are “adjusted operating income,” “adjusted net income,” “adjusted earnings per share,” “free cash flow” and are equal to net income, pre-tax income, operating income and earnings per share excluding the after-tax effects of alternative fuel mixture credits (AFMC) and cellulosic biofuel credits (CBC), goodwill and long-term asset impairment cost, restructuring cost and early debt extinguishment cost.

	2nd Quarter		1st Quarter
($ in Millions)	2012	2011	2012
Operating income
Operating income in accordance with GAAP	(10.5)	31.6	44.0
Special items:
Restructuring costs	---	0.6	---
Asset and Goodwill impairment	53.1	---	---
Adjusted operating income	42.6	32.2	44.0

Net income
Net income in accordance with GAAP	(5.4)	17.1	41.1
Special items, after-tax:
Restructuring costs	---	0.5	---
AFMC / CBC	3.6	0.4	(11.2)
Early Extinguishment of Debt		2.3
Asset and Goodwill Impairment	29.7	---	---
Adjusted net income	27.9	20.3	29.9

Earnings per share (EPS)
EPS in accordance with GAAP	($0.14)	$0.42	$1.02
Special items, after-tax, per share:
Restructuring costs	---	0.01	---
AFMC / CBC	0.09	0.01	(0.28)
Early Extinguishment of Debt		0.06
Asset and Goodwill Impairment	0.74	---	---
Adjusted EPS	$0.69	$0.50	$0.74

Free Cash Flow
Net cash provided by operating activities	24.9	23.9	28.5
Net cash used in investing activities	(13.7)	(19.5)	(10.8)
Free Cash Flow	11.2	4.4	17.7

BUCKEYE TECHNOLOGIES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010

Net sales	$227,097	$240,067	$209,516	$467,164	$411,591
Cost of goods sold	172,662	183,215	165,090	355,877	330,852
Gross margin	54,435	56,852	44,426	111,287	80,739
Gross margin as a percentage of sales	24.0%	23.7%	21.2%	23.8%	19.6%

Selling, research and administrative expenses	11,348	12,339	11,836	23,687	23,507
Amortization of intangibles and other	500	496	486	996	965
Asset impairment loss	50,711	-	-	50,711	-
Goodwill impairment loss	2,425	-	-	2,425	-
Restructuring costs	-	-	570	-	1,122
Other operating income	-	-	(39)	-	(46)

Operating income (loss)	(10,549)	44,017	31,573	33,468	55,191

Net interest expense and amortization of debt costs	(898)	(3,311)	(1,717)	(4,209)	(5,314)
Early extinguishment of debt	-	-	(3,649)	-	(3,649)
Foreign exchange and other	(19)	502	(199)	483	(813)
Income (loss) before income taxes	(11,466)	41,208	26,008	29,742	45,415
Income tax expense (benefit)	(6,027)	101	8,955	(5,926)	(36,063)
Net income (loss)	$(5,439)	$41,107	$17,053	$35,668	$81,478

Computation of diluted earnings per share under the two-class method:

Net income attributable to shareholders	$(5,439)	$41,107	$17,053	$35,668	$81,478
Less: Distributed and undistributed income allocated to participating securities (nonvested stock)	77	(606)	(312)	(520)	(1,495)
Distributed and undistributed income available to shareholders	$(5,362)	$40,501	$16,741	$35,148	$79,983

Diluted weighted average shares outstanding	39,719	39,839	39,984	39,779	39,850

Diluted earnings per share	$(0.14)	$1.02	$0.42	$0.88	$2.01

BUCKEYE TECHNOLOGIES INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31	September 30	June 30
	2011	2011	2011
Current assets:
Cash and cash equivalents	$35,998	$32,794	$30,494
Accounts receivable, net	136,571	135,322	140,582
Inventories	106,756	101,588	91,024
Deferred income taxes and other	14,328	11,396	12,216
Total current assets	293,653	281,100	274,316

Property, plant and equipment, net	476,020	514,743	530,468
Goodwill	-	2,425	2,425
Deferred income taxes	48,670	44,970	32,741
Intellectual property and other, net	14,138	29,026	29,901
Total assets	$832,481	$872,264	$869,851

Liabilities and stockholders' equity
Current liabilities:
Trade accounts payable	$32,846	$37,728	$41,437
Accrued expenses	40,323	60,418	71,722
Other current liabilities	863	-	-
Total current liabilities	74,032	98,146	113,159

Long-term debt	86,840	90,351	96,921
Deferred income taxes	5,531	5,438	7,968
Other liabilities	85,486	87,374	72,506
Stockholders' equity	580,592	590,955	579,297
Total liabilities and stockholders' equity	$832,481	$872,264	$869,851

BUCKEYE TECHNOLOGIES INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Three Months Ended			Six Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
OPERATING ACTIVITIES
Net income (loss)	$(5,439)	$41,107	$17,053	$35,668	$81,478
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairment loss	50,711	-	-	50,711	-
Depreciation	12,791	13,026	12,132	25,817	24,106
Amortization	655	651	641	1,306	1,318
Loss on early extinguishment of debt	-	-	3,649	-	3,649
Loss on goodwill impairment	2,425	-	-	2,425	-
Deferred income taxes	(2,509)	(13,632)	(420)	(16,141)	(65,855)
Noncurrent AFMC refund payable	(1,567)	15,462	-	13,895	41,144
Loss on disposal of equipment	483	283	712	766	811
Insurance proceeds applied to capital investments	-	-	(161)	-	(161)
Provision for bad debts	49	555	(24)	604	88
Excess tax benefit from stock based compensation	(788)	(765)	(435)	(1,553)	(445)
Stock-based compensation expense	1,245	966	1,200	2,211	2,135
Other	(244)	(112)	88	(356)	(44)
Change in operating assets and liabilities
Accounts receivable	1,999	(1,462)	7,838	537	6,462
Income tax and AFMC receivable	-	-	7,924	-	51,767
Inventories	(6,346)	(12,447)	(7,065)	(18,793)	(16,814)
Other assets	(3,247)	359	932	(2,888)	1,829
Accounts payable and other liabilities	(25,288)	(15,527)	(20,201)	(40,815)	(25,565)
Net cash provided by operating activities	24,930	28,464	23,863	53,394	105,903

INVESTING ACTIVITIES
Purchases of property, plant & equipment	(13,586)	(10,713)	(19,520)	(24,299)	(31,436)
Proceeds from insurance settlement related to capital investments	-	-	161	-	161
Other	(75)	(51)	(139)	(126)	(207)
Net cash used in investing activities	(13,661)	(10,764)	(19,498)	(24,425)	(31,482)

FINANCING ACTIVITIES
Net borrowings (payments) under line of credit	(3,511)	(6,570)	139,026	(10,081)	66,496
Payments on long term debt	-	-	(140,000)	-	(140,000)
Payments for debt issuance costs	-	-	(2,586)	-	(2,586)
Payments related to early extinguishment of debt	-	-	(1,984)	-	(1,984)
Excess tax benefit from stock based compensation	788	765	435	1,553	445
Purchase of treasury shares	(1,941)	(8,648)	-	(10,589)	-
Net proceeds from sale of equity interests	1,002	638	2,338	1,640	2,379
Payment of dividend	(2,374)	(2,410)	(1,605)	(4,784)	(3,222)
Other	-	(469)	-	(469)	-
Net cash used in financing activities	(6,036)	(16,694)	(4,376)	(22,730)	(78,472)

Effect of foreign currency rate fluctuations on cash	(2,029)	1,294	2,763	(735)	7,082

Increase in cash and cash equivalents	3,204	2,300	2,752	5,504	3,031
Cash and cash equivalents at beginning of period	32,794	30,494	22,400	30,494	22,121
Cash and cash equivalents at end of period	$35,998	$32,794	$25,152	$35,998	$25,152

BUCKEYE TECHNOLOGIES INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited)
(In thousands)

	Three Months Ended			Six Months Ended
SEGMENT RESULTS	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Specialty Fibers
Net sales	$176,660	$183,422	$155,323	$360,082	$298,115
Operating income (a)	41,920	43,831	34,445	85,751	56,585
Depreciation and amortization (b)	8,325	8,359	8,160	16,684	15,947
Total assets	482,236	520,636	498,015	482,236	498,015
Capital expenditures	11,510	8,985	17,362	20,495	28,265

Nonwoven Materials
Net sales	$58,307	$64,685	$62,427	$122,992	$130,547
Operating income (a)	2,765	2,328	817	5,093	5,420
Depreciation and amortization (b)	4,009	4,217	3,506	8,226	7,233
Total assets	193,950	198,576	211,874	193,950	211,874
Capital expenditures	1,674	1,689	1,789	3,363	2,571

Corporate
Net sales	$(7,870)	$(8,040)	$(8,234)	$(15,910)	$(17,071)
Operating income (loss) (a)	(55,234)	(2,142)	(3,689)	(57,376)	(6,814)
Depreciation and amortization (b)	957	946	953	1,903	1,892
Total assets	152,595	153,052	134,657	152,595	134,657
Capital expenditures	402	39	369	441	600

Total
Net sales	$227,097	$240,067	$209,516	$467,164	$411,591
Operating income (loss) (a)	(10,549)	44,017	31,573	33,468	55,191
Depreciation and amortization (b)	13,291	13,522	12,619	26,813	25,072
Total assets	828,781	872,264	844,546	828,781	844,546
Capital expenditures	13,586	10,713	19,520	24,299	31,436

(a) The corporate segment includes operating elements such as segment eliminations, amortization of intangibles, impairment of long-lived assets, goodwill impairment, alternative fuel mixture credits, charges related to restructuring, unallocated at-risk compensation and unallocated stock-based compensation for executive officers and certain other employees. Corporate net sales represents the elimination of intersegment sales included in the specialty fibers reporting segment.
(b) Depreciation and amortization includes depreciation, depletion and amortization of intangibles.

	Three Months Ended			Six Months Ended
ADJUSTED EBITDA	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010

Net income (loss)	$(5,439)	$41,107	$17,053	$35,668	$81,478
Income tax expense	(6,027)	101	8,955	(5,926)	(36,063)
Interest expense	868	3,348	1,589	4,216	5,022
Amortization of debt costs	155	155	155	310	353
Early extinguishment of debt	-	-	3,649	-	3,649
Depreciation, depletion and amortization	13,291	13,522	12,618	26,813	25,071
EBITDA	2,848	58,233	44,019	61,081	79,510
Goodwill and asset impairments	53,136	-	-	53,136	-
Non cash charges	481	300	712	781	812
Adjusted EBITDA	$56,465	$58,533	$44,731	$114,998	$80,322

We calculate EBITDA as earnings before cumulative effect of change in accounting plus interest expense, income taxes and depreciation and amortization. Adjusted EBITDA further adjusts EBITDA by adding back the following items: asset impairment charges, goodwill impairment, restructuring charges incurred since the inception of the current credit facility, non-cash charges and other (gains) losses and deducting any non-cash expense associated with alternative fuel mixture credits. You should not consider adjusted EBITDA to be an alternative measure of our net income, as an indicator of operating performance; or our cash flow, as an indicator of liquidity. Adjusted EBITDA corresponds with the definition contained in our US revolving credit facility, established on October 22, 2010, and it provides useful information concerning our ability to comply with debt covenants. Although we believe adjusted EBITDA enhances your understanding of our financial condition, this measure, when viewed individually, is not a better indicator of any trend as compared to other measures (e.g., net sales, net earnings, net cash flows, etc.). Prior period amounts have been adjusted to conform to the definition contained in our new credit facility.

CONTACT:
Buckeye Technologies Inc.
Steve Dean, 901-320-8352
Senior Vice President and Chief Financial Officer
or
Investor Relations:
Daryn Abercrombie, 901-320-8908
www.bkitech.com